EXHIBIT 3.2

PepsiCo, Inc.

By-Laws

As amended, effective October 1, 2005

Article I

Offices

Section 1.1 Principal Office. The principal office of PepsiCo, Inc. (hereinafter called the “Corporation”) may be located at such place as the Board of Directors of the Corporation (hereinafter called the “Board”) may fix from time to time.

Section 1.2 Registered Office. The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

Section 1.3 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of North Carolina, as the Board may from time to time by resolution determine or as may be appropriate to the business of the Corporation.

Article II

Meetings of Shareholders

Section 2.1 Place of Meetings. All meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation in the State of North Carolina, or at such other place within or without the State of North Carolina as may from time to time be fixed by the Chairman of the Board or the Board and designated in the notice of the meeting.

Section 2.2 Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the first Wednesday of May in each year (or, if that day shall be a legal holiday under the laws of the State where such meeting is to be held, then on the next succeeding business day). No business shall be transacted at an annual meeting of shareholders, except such business as shall be (a) specified in the notice of meeting given as provided in Section 2.5, (b) otherwise brought before the meeting by or at the direction of the Board, or (c) otherwise brought before the meeting by a shareholder of record entitled to vote at the meeting, in compliance with the procedure set forth in this Section 2.2. For nominations or other business to be brought before an annual meeting by a shareholder pursuant to (c) above, the shareholder must have given written notice thereof to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to, or mailed to and received at, the principal office of the Corporation no less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder; and (C) the name and address of such shareholder as it appears on the Corporation’s books, and the number of shares of the Corporation’s stock which are owned by such shareholder. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the provisions set forth in this Section 2.2. If the chairman of the annual meeting determines that any business was not properly brought before the meeting in accordance with provisions prescribed by these By-Laws, he shall so declare at the meeting, and to the extent permitted by law any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.2 regarding advance notice of shareholder proposals, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.2. Nothing in this Section 2.2 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.3 Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these By-Laws, a substitute annual meeting may be called in accordance with the provisions of Section 2.4. A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 2.4 Special Meetings. A special meeting of the shareholders of the Corporation may be called at any time by the Chairman of the Board or by resolution of the Board, and shall be called by the Secretary upon the written request of the shareholders owning a majority of shares of the common stock of the Corporation outstanding and entitled to vote at such meeting. Such special meeting shall be held at such time and at such place within or without the State of North Carolina as may be fixed by the Chairman of the Board, in the case of meetings called by the Chairman of the Board, or by resolution of the Board, in the case of meetings called by the Board; and any meeting called at the request of the shareholders pursuant hereto shall be held at the principal office of the Corporation within ninety (90) days from the receipt by the Secretary of such request. Any request for a special meeting of the shareholders shall set forth: (A) a statement of the specific proposal to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of the shareholders requesting the meeting; (B) the name and address of each such shareholder as it appears on the Corporation’s books; and (C) the number of shares of the Corporation’s stock which are owned by each such shareholder.

Section 2.5 Notice of Meetings. Notice of each meeting of the shareholders of the Corporation, whether annual or special, shall be given at least ten (10) but not more than sixty (60) days before the day on which the meeting is to be held to each shareholder entitled to vote thereat, by mailing a written or printed notice thereof, postage prepaid, addressed to him at his address as it appears on the stock ledger of the Corporation, provided, however, that notice is not required to be given to a shareholder if (i) notice of two consecutive annual meetings, and all notices of meetings during the period between those two consecutive annual meetings, have been sent to the shareholder at the shareholder’s address as shown on the stock ledger of the Corporation and have been returned undeliverable; or (ii) all, but not less than two, payments of dividends on securities during a 12-month period, or two consecutive payments of dividends on securities during a period of more than 12 months, have been sent to the shareholder at the shareholder’s address as shown on the stock ledger of the Corporation and have been returned undeliverable. If any shareholder delivers to the Corporation a written notice setting forth the shareholder’s current address, the requirement that notice be given to the shareholder shall be reinstated. In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called unless such a description is required by the provision of the North Carolina Business Corporation Act. Except as otherwise prescribed by statute, notice of any adjourned meeting of shareholders need not be given.

Section 2.6 Voting, Inspectors of Election. All shares of one or more classes or series that under the Articles of Incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group within the meaning of the North Carolina Business Corporation Act. All shares entitled by the Articles of Incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the Articles of Incorporation or specifically required by law. At any meeting of the shareholders of the Corporation, each shareholder entitled to vote may vote in person or by proxy provided that no proxy shall be voted after eleven (11) months from its date unless said proxy provides for a longer period. Unless otherwise provided by the Articles of Incorporation or By-laws, action on a matter by a voting group for which a quorum is present is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. The vote for the election of directors, other matters expressly prescribed by statute, and, upon the direction of the presiding officer of the meeting, the vote on any other question before the meeting, shall be by ballot. At all meetings of shareholders, the polls shall be opened and closed, the proxies and ballots shall be received, taken in charge and examined, and all questions concerning the qualifications of voters, the validity of proxies and the acceptance or rejection of proxies and of votes shall be decided by three (3) inspectors of election. Such inspectors of election, together with one alternate, to serve in the event of death, inability or refusal by any of said inspectors of election to serve at the meeting, none of whom need be a shareholder of the Corporation, shall be appointed by the Board, or, if no such appointment or appointments shall have been made, then by the presiding officer at the meeting. If, for any reason, any inspector of election so appointed shall fail to attend, or refuse or be unable to serve, a substitute shall be appointed to serve as inspector of election, in his place or stead, by the presiding officer at the meeting. No director or candidate for the office of director shall be appointed as an inspector. Each inspector shall take and subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. After the balloting, the inspectors shall make a certificate of the result of the vote taken.

Section 2.7 Quorum, Presiding Officer. Except as otherwise prescribed by statute, the Articles of Incorporation or in a By-Law approved by the shareholders, at any meeting of the shareholders of the Corporation, shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of that voting group exists. The presence in person or by proxy of the holders record of a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. In the absence of a quorum at such meeting or any adjournment or adjournments thereof, the holders of record of a majority of such shares so present in person or by proxy and entitled to vote thereat may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Meetings of the shareholders shall be presided over by the Chairman of the Board, or, if the Chairman is not present, by another officer or director who shall be designated to serve in such event by the Board. The Secretary of the Corporation, or an Assistant Secretary designated by the officer presiding at the meeting, shall act as Secretary of the meeting.

Section 2.8 Lists of Shareholders. It shall be the duty of the officer of the Corporation who shall have charge of the stock ledger of the Corporation, either directly or through another officer designated by him or through a transfer agent or transfer clerk appointed by the Board, to prepare and make a complete list of shareholders entitled to notice of a shareholders’ meeting, arranged in alphabetical order by voting group, and showing the address of and number of shares held by each shareholder. Such list shall be open to the examination of any shareholder at the place where said election is to be held beginning two (2) business days after notice of the meeting is given for which the list was prepared, and shall be produced and kept at the time and place of election, during the whole time thereof, subject to the inspection of any shareholder who may be present.

Article III

Board of Directors

Section 3.1 Powers, Number, Term, Election. The property, business and affairs of the Corporation shall be managed by the Board. The Board shall consist of fourteen (14) directors, but the number of directors may be increased, and may be decreased to any number not less than three (3), by resolution adopted by three-fourths of the whole Board; provided, however, that the number of directors which shall constitute the whole Board shall not be reduced to a number less than the number of directors then in office, unless such reduction shall become effective only at and after the next ensuing meeting of shareholders for the election of directors, or upon the resignation of an incumbent director. Each director shall hold office from the time of his election and qualification until the annual meeting of shareholders next succeeding his election and until his successor shall have been duly elected and shall have qualified, or until his death, resignation or removal. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. A decrease in the number of directors does not shorten an incumbent director’s term. No director need be a shareholder. Except as provided in Section 6.4, the directors shall be elected at the annual meeting of shareholders. Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected. Only persons who are nominated in accordance with the provisions set forth in these By-Laws shall be eligible to be elected as directors at an annual or special meeting of shareholders called for that purpose. Nomination for election to the Board shall be made by or at the direction of the Board or a nominating committee appointed by the Board. Nomination for election of any person to the Board may also be made by a shareholder at any annual meeting, in accordance with Section 2.2, and at a special meeting of shareholders called for that purpose, if made by the close of business on the seventh day following the date on which notice of such special meeting is first given to shareholders and otherwise made in accordance with Section 2.2.

Section 3.2 Place of Meetings. The Board may hold its meetings at such place or places within or without the State of North Carolina as it may from time to time by resolution determine, or as shall be specified or fixed in the respective notices or waivers of notice thereof. Any regular or special meeting may be held by conference telephone or similar communications equipment so long as all persons participating in such meeting can hear one another, and participation in such a telephonic meeting shall constitute presence in person.

Section 3.3 First Meeting. After each annual election of directors, on the same day and at the place where such election is held, the newly elected Board shall meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a waiver of notice thereof signed by all the directors.

Section 3.4 Regular Meetings. Regular meetings of the Board may be held at such time and place and in such manner as the Board may from time to time by resolution determine. Except as otherwise expressly prescribed by statute, the Articles of Incorporation or these By-Laws, notice of regular meetings need not be given.

Section 3.5 Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, or by the Secretary upon the written request filed with the Secretary by any four (4) directors. Notice of the time, place and manner of each such special meeting shall be mailed to each director, at his residence or usual place of business, not later than the second day before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph or other electronic transmission, or shall be delivered personally or by telephone, not later than six o’clock in the afternoon of the day before the day on which such meeting is to be held. Except as otherwise prescribed by statute, the Articles of Incorporation or these By-Laws, and except in the case of a special meeting of the Board called for the purpose of removing an officer or officers of the Corporation or the filling of a vacancy or vacancies in the Board or of amending the By-Laws, notice or waivers of notice of any meeting of the Board need not set forth the purpose or purposes of the meeting.

Section 3.6 Quorum. Except as otherwise prescribed by statute or by these By-Laws, the presence of a majority of the full Board shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board. Any meeting of the Board may be adjourned by a majority vote of the directors present at such meeting. In the absence of a quorum, the Chairman of the Board or a majority of the directors present may adjourn such meeting until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.

Section 3.7 Indemnification. Unless the Board of Directors shall determine otherwise, the Corporation shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding (and any appeal therein), whether civil, criminal, administrative, investigative or arbitrative, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Such indemnification may, in the discretion of the Board, include advances of a director’s, officer’s or employee’s expenses prior to final disposition of such action, suit or proceeding. The right of indemnification provided for in this Section 3.7 shall not exclude any rights to which such persons may otherwise be entitled by contract or as a matter of law. The Board shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this By-Law, including, without limitation, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him. The Board may appoint a committee or special counsel to make such determination and evaluation.

Section 3.8 Presumption of Assent. A director who is present at a meeting of the Board or a committee of the Board when corporate action is taken is deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or to transacting business at the meeting, or (b) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he files written notice of his dissention or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 3.9 Written Consents. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if, before or after such action, unrevoked written consents thereto are signed by all members of the Board or of such committee, as the case may be, and such written consents are filed with the minutes of proceedings of the Board or committee. Action taken under this section is effective when one or more unrevoked consents signed by all of the directors are delivered to the Corporation, unless the consents specify a different effective date. A director’s consent to action may be revoked in a writing signed by the director and delivered to the Corporation prior to the action becoming effective.

Article IV

Committees

Section 4.1 Designation, Vacancies, etc. The Board may from time to time by resolution create committees of directors with such functions, duties and powers as the Board shall by resolution prescribe. The creation of a committee of the Board and appointment of members to it must be approved by the greater of (a) a majority of the number of directors in office when the action is taken or (b) the number of directors required to take action pursuant to Section 3.6. Each committee may have one or more members, except any executive committee shall have three or more members, as provided in the Articles of Incorporation. A majority of all the members of any such committee may determine its actions and rules or procedure, and fix the time, place and manner of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

Article V

Officers

Section 5.1 Principal Officers. The principal officers of the Corporation shall be a Chairman of the Board of Directors, who shall be chosen from among the directors, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller. The Corporation may also have a Vice Chairman, who shall have such powers and duties as the Board shall designate from time to time. Any person other than the President may hold any two such offices (as provided in the Articles of Incorporation), but no officer may act in more than one capacity where action of two or more officers is required. The Board may require any such officer to give security for the faithful performance of his duties.

Section 5.2 Election, Term of Office, Qualification. The principal officers of the Corporation shall be elected annually by the Board and each shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinafter provided.

Section 5.3 Chairman of the Board. The Chairman of the Board of Directors as shall be determined by the Board of Directors, shall be chief executive officer of the Corporation and, as such, shall have supervision of its policies, business, and affairs, and such other powers and duties as are commonly incident to the office of chief executive officer. The Chairman of the Board of Directors shall preside at the meetings of the Board and may call meetings of the Board and of any committee thereof, whenever he deems it necessary, and he shall call to order and preside at all meetings of the shareholders of the Corporation. In addition, he shall have such other powers and duties as the Board shall designate from time to time. The Chairman of the Board of Directors shall have power to sign all certificates of stock, bonds, deeds and contracts of the Corporation.

Section 5.4 Chief Executive Officer. The Chief Executive Officer of the Corporation shall have supervision of its policies, business, and affairs, and such other powers and duties as are commonly incident to the office of chief executive officer.

Section 5.5 President. The President shall have such powers and duties as the Chairman of the Board shall designate from time to time. The President shall have power to sign all certificates of stock, bonds, deeds and contracts of the Corporation.

Section 5.6 Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board or the Chairman of the Board may from time to time prescribe. The Board may elect or designate one or more of the Vice Presidents as Executive Vice Presidents, Senior Vice Presidents or with such other title as the Board may deem appropriate.

Section 5.7 The Treasurer. The Treasurer shall keep, deposit, invest and disburse the funds and securities of the Corporation, shall keep full and accurate accounts of the receipts and disbursements of the Corporation, shall maintain insurance coverage on the Corporation’s assets, and, in general, shall perform all the duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Chairman of the Board, the Chief Executive Officer or the Board.

Section 5.8 The Secretary. The Secretary shall act as secretary of, and keep the minutes of, all meetings of the Board and of the shareholders, shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents the execution of which on behalf of the Corporation under its seal shall have been specifically or generally authorized by the Board, and, in general, shall perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned by the Chairman of the Board, the Chief Executive Officer or the Board.

Section 5.9 The Controller. The Controller shall be the chief accounting officer of the Corporation, shall have charge of its accounting department and shall keep or cause to be kept full and accurate records of the assets, liabilities, business and transactions of the Corporation.

Section 5.10 Additional Officers. The Board may elect or appoint such additional officers as it may deem necessary or advisable, and may delegate the power to appoint such additional officers to any committee or principal officer. Such additional officers shall have such powers and duties and shall hold office for such terms as may be determined by the Board or such committee or officer.

Section 5.11 Salaries. The Salaries of the officers of the Corporation shall be fixed from time to time in the manner prescribed by the Board.

Article VI

Removal, Resignations, Vacancies and Salaries

Section 6.1 Removal of Directors. Any director may be removed at any time, either with or without cause, by a vote of the shareholders entitled to vote at a special meeting of the shareholders called for that purpose, if the number of votes cast to remove such director exceeds the number of votes cast not to remove him, and the vacancy in the Board caused by any such removal may be filled by the shareholders at such meeting and, if not filled thereat, the vacancy caused by such removal may be filled by the directors as provided in Section 6.4 hereof.

Section 6.2 Removal of Officers. Any officer of the Corporation elected or appointed by the Board, or appointed by any committee or principal officer of the Corporation pursuant to authority delegated by the Board, may be removed at any time, either with or without cause, by resolution adopted by a majority of the whole Board at a regular meeting of the Board or at a special meeting thereof called for such purpose or by the appointing committee or appointing officer or by any other officers authorized by the Board of Directors.

Section 6.3 Resignation. Any director or officer of the Corporation may at any time resign by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer, or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time shall be specified therein, at the time of the receipt thereof, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.4 Vacancies. Any vacancy in the Board caused by death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by the majority vote of the remaining directors, though less than a quorum at any regular meeting of the Board or any special meeting thereof called for the purpose, or by the shareholders of the Corporation at the next annual meeting or at any special meeting called for the purpose, and the directors so chosen shall hold office, subject to the provisions of these By-Laws, until the next annual meeting of shareholders for the election of directors and until his successor shall be duly elected and shall qualify. Any vacancy in any office, caused by death, resignation, removal, disqualification or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election or appointment to such office.

Section 6.5 Compensation. Each director who shall not also be an executive officer of the Corporation or any of its subsidiary companies and receiving a regular salary for his services, in consideration of his serving as a director, shall be entitled to receive from the Corporation such fees for serving as a director as the Board shall from time to time determine, and each such director, who shall serve as a member of any committee of the Board, in consideration of his serving as a member of such committee, shall be entitled to such amount per annum or such fees for attendance at committee meetings as the Board shall from time to time determine. Nothing contained in this Section shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

Article VII

Contracts, Loans, Checks, Drafts, Deposits, Etc.

Section 7.1 Contracts and Loans. Except as authorized pursuant to a resolution of the Board or these By-Laws, no officer, agent or employee of the Corporation shall have any power or authority to bind the Corporation by any contract or engagement, to effect any loan on its behalf, to issue any negotiable paper in its name, to pledge its credit, to render it pecuniarily liable for any purpose or for any amount, or to pledge, hypothecate or transfer any securities or other property of the Corporation as security for any loans or advances.

Section 7.2 Checks, Drafts, etc. All checks, drafts, and other instruments or orders for the payment of monies out of the funds of the Corporation, and all notes or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined pursuant to a resolution of the Board. All checks, drafts and other instruments or orders for the payment of monies to or upon the order of the Corporation may be endorsed for deposit in such manner as shall be determined pursuant to a resolution of the Board.

Section 7.3 Proxies. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President or Secretary or Assistant Secretary designated by the Board, may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast, in the name and on behalf of the Corporation, the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

Articles VIII

Shares, Dividends, Etc.

Section 8.1 Certificates. Certificates for shares of the common stock of the Corporation shall be in such form as shall be approved by the Board. Each such certificate shall be signed in the name of the Corporation by the Chairman of the Board, the President, or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation; provided, however, that, where such certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation, and a registrar, the signature of any such Chairman of the Board, Chief Executive Officer, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall be deemed to have been adopted by the Corporation and to have been issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures were used thereon had not ceased to be such officer or officers of the Corporation. Except as otherwise prescribed by statute, the Articles of Incorporation, or by these By-Laws, the person in whose name shares of stock shall be registered on the books of the Corporation shall be deemed to be the owner thereof for all purposes as regards the Corporation.

Section 8.2 Transfers. The Board may make such rules and regulations as it may deem expedient concerning the issue, registration and transfer of certificates representing shares of the common stock of the Corporation and may appoint one or more transfer agents or clerks and registrars thereof.

Section 8.3 Record Date. The Board may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of common stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of common stock, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment or rights, or exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. Except where a date shall have been fixed as a record date for the determination of the shareholders entitled to vote, as hereinabove provided, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of directors.

Section 8.4 Lost or Destroyed Certificates. In case of loss, theft, mutilation or destruction of any certificate evidencing shares of the common stock of the Corporation, another may be issued in its place upon proof of such loss, theft, mutilation or destruction and upon the giving of an indemnity or other undertaking to the Corporation in such form and in such sum as the Board may direct.

Article IX

Seal, Fiscal Year, Waivers of Notice, Amendments

Section 9.1 Corporate Seal. The seal of the Corporation shall be circular in form and shall bear the name of the Corporation and the inscription “Corporate Seal, North Carolina”. Said seal may be used by causing it or a facsimile thereof to be impressed or reproduced or otherwise.

Section 9.2 Fiscal Year. Each fiscal year of the Corporation shall end on the last Saturday of December.

Section 9.3 Waivers of Notice. Anything in these By-Laws to the contrary notwithstanding, notice of any meeting of the shareholders, the Board, or any committee constituted by the Board need not be given to any person entitled thereto, if such notice shall be waived by such person in a signed writing that is delivered to the Corporation for inclusion in the minutes or corporate records before, at or after such meeting, or if such person shall be present in person (or in the case of a meeting of the shareholders, be present in person or represented by proxy) at such meeting and without objecting to such lack of notice at the beginning of the meeting and as otherwise required by statute.

Section 9.4 Amendments. Unless otherwise provided by statute, the Articles of Incorporation or a By-Law approved by shareholders, these By-Laws may be altered, amended or repealed or new By-Laws may be made either:

(a) by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote thereon, at any annual or special meeting of the shareholders, provided that notice of the proposed alteration, amendment or repeal or of the proposed new By-Law or By-Laws be included in the notice of such meeting or waiver thereof, or

(b) by the affirmative vote of a majority of the whole Board at any regular meeting of the Board, or any special meeting thereof, provided that notice of the proposed alteration, amendment or repeal or of the proposed new By-Law or By-Laws be included in the notice of such special meeting or waiver thereof or all of the directors at the time in office be present at such special meeting.

provided, however, that (i) no change of the time or place for the election of directors shall be made within sixty (60) days next before the day on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each shareholder in accordance with Section 2.5 hereof at least twenty (20) days before the election is held, and (ii) the Board may alter, amend or repeal any By-Laws, but any By-Laws made by the Board may be altered, amended or repealed by the shareholders.

Section 9.5 Electronic Transactions. The Corporation may conduct any action or set of actions by any electronic means.